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Mr. Robert S. Benou
Conolog Corporation
5 Columbia Road
Somerville, NJ 08876

         Re: Conolog Corporation Bridge Loan

Dear Mr. Benou:

         Reference is made to that certain letter agreement ("Letter Agreement") dated ______________________, 1997, by and between the undersigned and Conolog Corporation (the "Company"), pursuant to which the undersigned made a loan of $___________________ to the Company and as consideration therefor, was entitled to convert a promissory note reflecting $__________________ of such loan (the "Second Note") into ___________________ Preferred Stock Purchase Warrants to purchase _______________________ shares of Series D Preferred Stock of the Company at an exercise price of $5.25 per share, for a period of three (3) years commencing one (1) year from the effective date of the next public offering. Notwithstanding anything contained in the Letter Agreement to the contrary, it is agreed that:

         (1) Section 1 of such Letter Agreement shall be amended to reflect that, instead of being convertible into __________________ Preferred Stock Purchase Warrants, the Second Note shall be convertible into an identical number of Class A Warrants, and that such Class A Warrants will be identical to the Class A Warrants being offered by the Company to the public;

         (2) Section 4 of such Letter Agreement entitled "Security Agreement" shall be deleted in its entirety;

         (3) The Second Note shall be deemed amended to reflect that instead of being convertible into __________________ Preferred Stock Purchase Warrants, the Second Note shall be convertible into an identical number of Class A Warrants, and that such Class A Warrants will be identical to the Class A Warrants being offered by the Company to the public; and

         (4) The First and Second Notes shall be due and payable on the earlier of (i) January 31, 1999, or (ii) the closing of the Company's next public offering.

         As herein amended, the Letter Agreement is confirmed and shall be in full force and effect.

Dated: ________________________, 1997

CONOLOG CORPORATION

By:
   ----------------------------                       --------------------------
   Robert S. Benou                                        [Name of Investor]
   Title: President